UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

December 1, 2014

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On December 1, 2014, Spansion Inc., a Delaware corporation (“Spansion”), Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”), and Mustang Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Cypress (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Spansion (the “Merger”), with Spansion surviving the Merger as a wholly owned subsidiary of Cypress.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of Cypress, Spansion, Merger Sub or any holder of any of the securities of Cypress, Spansion or Merger Sub, each share of the common stock of Spansion, par value $0.001 per share (the “Spansion Common Stock”), will be converted into the right to receive 2.457 shares of the common stock, par value $0.01 per share, of Cypress (the “Cypress Common Stock”) (the exchange ratio of one share of Spansion Common Stock for 2.457 shares of Cypress Common Stock, the “Exchange Ratio”). No fractional shares of Cypress Common Stock will be issued in the Merger, and holders of shares of Spansion Common Stock will receive cash in lieu of any such fractional shares. Shares of Cypress Common Stock will be listed on the Nasdaq Global Select Market.

Spansion and Cypress intend, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, and the Merger Agreement was adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

Upon consummation of the Merger, the board of directors of Cypress will have eight members, consisting of four directors appointed from the current board of Cypress, including T.J. Rodgers, the current Chief Executive Officer of Cypress, and Eric Benhamou, the current Chairman of the Board of Directors of Cypress, and four directors appointed from the current board of Spansion, including John Kispert, the current Chief Executive Officer of Spansion, and Ray Bingham, the current Chairman of the Board of Directors of Spansion.

Under the terms of the Merger Agreement, Mr. Rodgers will remain in the position of Chief Executive Officer of Cypress following the Effective Time and Mr. Bingham will become the Chairman of the Board of Directors of Cypress.

The respective boards of directors of Spansion and Cypress have approved the Merger Agreement, and the board of directors of Spansion has agreed to recommend that Spansion’s stockholders adopt the Merger Agreement. In addition, the board of directors of Cypress has agreed to recommend that Cypress’s stockholders approve the issuance of shares of Cypress Common Stock in the Merger.

Consummation of the Merger is subject to customary closing conditions, including the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the effectiveness of certain filings with the Securities and Exchange Commission, approvals by Spansion stockholders and Cypress stockholders and receipt of opinions from legal counsel regarding the intended tax treatment of the Merger. The parties have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding the conduct of their respective businesses and the use of reasonable best efforts to cause the conditions to the Merger to be satisfied.

Neither Spansion nor Cypress is permitted to solicit, initiate or knowingly facilitate or encourage any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals. Notwithstanding this limitation, prior to a party’s stockholders approving the transaction, such party may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that its board of directors has determined in good faith constitutes or is reasonably likely to lead to a superior proposal. Each party’s board of directors may change its recommendation to its stockholders (subject to the other party’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under the General Corporation Law of the State of Delaware.

The Merger Agreement contains certain termination rights for both Spansion and Cypress and further provides that either party must pay the other party a termination fee of $60 million and/or reimburse certain expenses up to $5 million upon termination of the Merger Agreement under specified circumstances.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by such parties, including being qualified by documents filed with the SEC or by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Cypress’s or Spansion’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Spansion and Cypress that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that Cypress and Spansion have filed, or will file, with the SEC.

The foregoing descriptions of the Merger Agreement, the related ancillary agreements and the transaction do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Spansion, Cypress, Merger Sub or any of their respective businesses.

Support Agreements

Simultaneously with the execution and delivery of the Merger Agreement, each of the officers and directors of Cypress, in their respective capacities as stockholders of Cypress, have entered into support agreements with Spansion (the “Cypress Support Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of common stock of Cypress in favor of the approval of the issuance of shares of Cypress Common Stock pursuant to the Merger Agreement, against any alternative proposal and against any action or agreement that would reasonably be expected to impede, interfere with, postpone, prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

The persons signing the Cypress Support Agreements currently beneficially own an aggregate of approximately 10.31% of the outstanding Cypress Common Stock. The foregoing description of the Cypress Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Cypress Support Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Simultaneously with the execution and delivery of the Merger Agreement, each of the officers and directors of Spansion, in their respective capacities as stockholders of Spansion, have entered into support agreements with Cypress (the “Spansion Support Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of common stock of Spansion for the approval and adoption of the Merger

Agreement, against any alternative proposal and against any action or agreement that would reasonably be expected to impede, interfere with, postpone, prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

The persons signing the Spansion Support Agreements currently beneficially own an aggregate of approximately 5.41% of the outstanding Spansion Common Stock. The foregoing description of the Spansion Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Spansion Support Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By-Law Amendment

On December 1, 2014, the Board of Directors of Cypress approved an amendment to the Amended and Restated By-laws of Cypress (the “By-Law Amendment”), which became effective immediately. The amendment added a new Article X that designates the Superior Court of California, County of Santa Clara or, if that court lacks jurisdiction, the federal district court for the Northern District of California, as the sole and exclusive forum for certain legal actions, unless Cypress consents in writing to the selection of an alternative forum.

Item 8.01.	Other Events

On December 1, 2014, Cypress and Spansion issued a joint press release announcing the execution of the Merger Agreement.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated timing, completion and effects of the proposed merger between Cypress and Spansion. These statements are based on management’s current expectations and beliefs, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about future financial and operating results; benefits of the transaction to customers, stockholders and employees; potential synergies and cost savings; the ability of the combined company to drive growth and expand customer and partner relationships; and other statements regarding the proposed transaction. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Cypress or Spansion stockholders to approve the proposed merger; failure to achieve regulatory approval; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees, customers and suppliers; and other factors, including those set forth in the most current Form 10-K, Form 10-Q and 8-K reports filed by Cypress and Spansion with the Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Cypress and Spansion are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed merger, Cypress intends to file a registration statement on Form S-4, which will include a preliminary prospectus and related materials to register the shares of Cypress common stock to be issued in the merger, and Cypress and Spansion intend to file a joint proxy statement/prospectus and other documents concerning the proposed merger with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CYPRESS, SPANSION, AND THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when they are available) and any other documents filed by Cypress and Spansion with the SEC at the SEC’s website at www.sec.gov. They may also be obtained for free by contacting Cypress Investor Relations at http://investors.cypress.com/contactus.cfm or by telephone at (408) 943-2656 at or by contacting Spansion Investor Relations at investor.relations@spansion.com or by telephone at (408) 962-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

Each of Spansion and Cypress and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the merger agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Cypress or Spansion security holders in connection with the proposed merger will be set forth in the registration statement and the joint proxy statement/prospectus when filed with the SEC. Information regarding Spansion’s executive officers and directors is included in Spansion’s Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on April 18, 2014, and its Current Report on Form 8-K, filed with the SEC on August 19, 2014, and information regarding Cypress’ executive officers and directors is included in Cypress’ Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on March 28, 2014 and its Current Report on Form 8-K, filed with the SEC on April 2, 2014. Copies of the foregoing documents may be obtained as provided above. Certain executive officers and directors of Cypress and Spansion have interests in the transaction that may differ from the interests of Cypress and Spansion stockholders generally. These interests will be described in the joint proxy statement/prospectus when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 1, 2014, by and among Cypress Semiconductor Corporation, a Delaware corporation, Mustang Acquisition Corporation, a wholly owned subsidiary of Cypress Semiconductor Corporation and a Delaware corporation, and Spansion Inc., a Delaware corporation.

3.1	Amendment to Amended and Restated By-Laws of Cypress Semiconductor Corporation.

10.1	Form of Cypress Support Agreement.

10.2	Form of Spansion Support Agreement.

99.1	Joint Press Release issued by Cypress Semiconductor Corporation and Spansion Inc. dated December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2014		CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation

	By:	/s/ Thad Trent
Thad Trent Executive Vice President, Finance and Administration and Chief Financial Officer